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                                                                     EXHIBIT 4.8

No. 1                                             Principal Amount: $32,216,500
                                                  CUSIP No. 858907 AC 2

                            STERLING BANCSHARES, INC.

         8.30% SERIES JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                             DUE September 26, 2032

         Sterling Bancshares, Inc., a Texas corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Deutsche Bank Trust Company Americas (formerly known as "Bankers Trust Company"), not in its individual capacity but solely as Property Trustee of Sterling Bancshares Capital Trust III, or registered assigns, the principal sum of Thirty-Two Million Two Hundred Sixteen Thousand Five Hundred Dollars ($32,216,500) on September 26, 2032 (subject to no earlier date having been designated in accordance with Article V of the Second Supplemental Indenture to the Indenture, the "Stated Maturity Date"), unless previously prepaid or redeemed, and to pay interest on the outstanding principal amount hereof from September 26, 2002, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2002, and on the Stated Maturity Date (each such date, an "Interest Payment Date") at the rate of 8.30% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any date on which the principal of, or interest on this Debenture is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Pursuant to the Second Supplemental Indenture to the Indenture, in certain circumstances the Company will be required to pay Additional Sums and Compounded Interest (each as defined in the Second Supplemental Indenture to the Indenture) with respect to this Debenture.

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the 15th day of the month in which the relevant Interest Payment Date falls. Payments of interest may be deferred by the Company pursuant to the provisions of Article IV of the Second Supplemental Indenture to the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to

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the Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The principal of and interest (including Compounded Interest and Additional Sums, if any) on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by (i) check mailed to the Holder at such address as shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any,) on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         So long as no Event of Default has occurred and is continuing, and subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve, the Company shall have the right, at any time, but only once, during the term of the Debentures, to reduce the term of the Debentures by selecting a date, not earlier than the Initial Optional Prepayment Date, as the new "Stated Maturity Date"; provided that such new "Stated Maturity Date" is an Interest Payment Date and provided further that such new "Stated Maturity Date" shall not be later than September 26, 2032 or be earlier than any date that has occurred.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect although fully set forth at this place.

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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and sealed.

         Dated:  September 26, 2002.


Attest:                                    STERLING BANCSHARES, INC.


By: /s/ James W. Goolsby, Jr.              By: /s/ J. Downey Bridgwater
   -----------------------------------        ----------------------------------
Name: James W. Goolsby, Jr.                Name: J. Downey Bridgwater
Title: Secretary                           Title: President and Chief Executive
                                           Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Indenture and Second Supplemental Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly known as "Bankers Trust Company"), as Trustee




By /s/ Susan Johnson
  ------------------------------------------
         Authorized Officer

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         This Debenture, designated as the 8.30% Junior Subordinated Deferrable
Interest Debenture due September 26, 2032 (herein sometimes referred to as the "Debentures"), is one of the series of Securities of the Company specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture, dated as of March 21, 2001, duly executed and delivered between the Company and Deutsche Bank Trust Company Americas (formerly known as "Bankers Trust Company"), as Trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture dated as of September 26, 2002 between the Company and the Trustee (the Indenture, as so supplemented, being referred to as the "Indenture") to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in the Second Supplemental Indenture.

         Upon the occurrence and continuation of a Special Event, as defined in the Second Supplemental Indenture, prior to September 26, 2007 (the "Initial Optional Prepayment Date"), the Company shall have the right, at any time within 180 days following the occurrence of such Special Event, to prepay this Debenture in whole (but not in part) at the Prepayment Price. "Prepayment Price" shall mean an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest on the Debenture to be so prepaid (including Compounded Interest and Additional Sums, if any) to the date of such prepayment.

         In addition, subject to the Company having received the prior approval of the Federal Reserve System (the "Federal Reserve"), if then required under applicable guidelines or policies of the Federal Reserve, and any other required regulatory approvals, the Company shall have the right to prepay this Debenture, in whole or in part, at any time on or after the Initial Optional Prepayment Date at the Prepayment Price.

         The Prepayment Price shall be paid prior to 12:00 noon, New York City time, on the date of such prepayment or at such earlier time as the Company determines, provided, that the Company shall deposit with the Trustee an amount sufficient to pay the applicable Prepayment Price by 10:00 a.m., New York City time, on the date such Prepayment Price is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days or more than 60 days notice. If the Debentures are only partially prepaid by the Company pursuant to an Optional Prepayment, the particular Debentures to be prepaid shall be selected on a pro rata basis not more than 60 days prior to the date fixed for prepayment from the outstanding Debentures not previously called for prepayment, provided, however, that any such proration may be made on the basis of the aggregate principal amount of Debentures held by each Holder thereof and may be made by making such adjustments as the Company deems fair and appropriate in order that only Debentures in denominations of $25 or integral multiples thereof shall be prepaid.

         In the event of prepayment of this Debenture in part only, a new Debenture or Debentures for the portion hereof that has not been prepaid will be issued in the name of the Holder hereof upon the cancellation hereof.

         Notwithstanding the foregoing, any prepayment of Debentures by the Company shall be subject to the prior approval of the Federal Reserve, if such approval is then required under

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applicable capital guidelines or policies of the Federal Reserve, and the receipt of any other required regulatory approvals.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each Holder of Securities then outstanding and affected thereby, (i) extend or change the Stated Maturity Date of any Securities (except as expressly permitted in accordance with the terms of any supplemental indenture establishing such series of Securities in accordance with Section 2.2 of the Indenture), or reduce the principal amount thereof, or reduce any amount payable on redemption thereof, or reduce the rate of interest thereon, or extend the time of payment of interest thereon (except as expressly permitted in accordance with the terms of any supplemental indenture establishing such series of Securities in accordance with
Section 2.2 of the Indenture), or make the principal of, or interest on, the Securities payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage amount of Securities, the Holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each Holder of Securities affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Compounded Interest and Additional Sums, if any) on this Debenture at the time and place and at the rate and in the money herein prescribed.

         So long as no Event of Default shall have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such extension period, and not extending beyond the Stated Maturity Date of the Securities (an

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"Extended Interest Payment Period") or ending on a date other than an Interest
Payment Date, at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, (i) shall not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extended Interest Payment Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Stated Maturity Date of the Debentures. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

         The Company has agreed that it will not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of any class or series of the Company's capital stock solely into another class or series of the Company's capital stock, (d) the purchase of fractional shares resulting from such a reclassification or pursuant to the conversion or exchange provisions of such capital stock or any security convertible or exchangeable into shares of the Company's capital stock, and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans); (ii) make any payment of principal, interest on or repay or prepay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Debentures; or (iii) make any guarantee payments with respect to any guarantee (other than payments under the Preferred Securities Guarantee) by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Debentures, if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (a) is or, with the giving of notice or the lapse of time, or both, would be, an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure,
(2) the Company shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or (3) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period and any such extension shall be continuing.

         Subject to (i) the prior approval of the Federal Reserve, if such approval is then required under applicable capital guidelines or policies of the Federal Reserve and the receipt of any other required regulatory approval, and
(ii) the receipt by the Company of an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Preferred Securities, the Company will have the right at any time to liquidate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

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         The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Debenture is transferable by the holder hereof on the Securities Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of, or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.